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                                                                    EXHIBIT 99.1

                            DEALER MANAGER AGREEMENT

                                                                    May 26, 2005

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

      1. Exchange Offer. AGCO Corporation, a Delaware corporation (the "Company"), plans to make an offer to exchange up to $201,250,000 aggregate principal amount of its 1 3/4% Convertible Senior Subordinated Notes due 2033 (the "Old Securities") that are convertible into shares of Common Stock, $.01 par value per share, of the Company for up to $201,250,000 aggregate principal amount of its 1 3/4% Convertible Senior Subordinated Notes, Series B, due 2033 (the "New Securities") that are convertible into shares of Common Stock of the Company (the "Shares") and cash (such offer, as it may be amended and supplemented, the "Exchange Offer"). The Exchange Offer will be on the terms and subject to the conditions set forth in the Exchange Offer Material (as defined below). The Old Securities are issuable pursuant to the provisions of an Indenture dated as of December 23, 2003 between the Company and SunTrust Bank (the "Trustee"). The New Securities are to be issued pursuant to the provisions of a First Supplemental Indenture between the Company and the Trustee (the Indenture and the First Supplemental Indenture together, the "Exchange Indenture").

      2. Engagement as Dealer Manager. (a) The Company hereby engages Morgan Stanley & Co. Incorporated as Dealer Manager (the "Dealer Manager") in connection with the Exchange Offer. As Dealer Manager, you agree, in accordance with your customary practice, to perform in connection with the Exchange Offer those services that are customarily performed by investment banking concerns in connection with similar exchange offers, including the solicitation of tenders of Old Securities pursuant to the terms of the Exchange Offer. The performance by you of such services hereunder shall commence on the date of commencement of the Exchange Offer (the "Commencement Date").

            (b) You have been engaged to act as Dealer Manager in connection with the Exchange Offer and, in such capacity, you shall act as an independent contractor, not as an agent, with duties owed solely to the Company. In connection with the solicitation of tenders of Old Securities, no broker, dealer, commercial bank, trust company or other nominee is to be deemed to be acting as your agent or as agent of the Company, and you shall not be deemed to be an agent of the Company, any broker, dealer, commercial bank, trust company or other nominee or any other person. The Company expressly acknowledges that all opinions and advice (written or oral) given by you to the Company in connection with your engagement are intended solely for

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the benefit and use of the Company (including its management, directors and attorneys) in considering the transactions to which such opinions or advice relate.

      3. The Exchange Offer Material. (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-4 (File No. 333-_________), including a prospectus, relating to the New Securities. The registration statement as amended at the time it becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), and including the materials incorporated by reference therein, is hereinafter referred to as the "Registration Statement." The prospectus included in the Registration Statement at the time it is declared effective is hereinafter referred to as the "Prospectus."

            (b) On the Commencement Date, the Company will file with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder a Tender Offer Statement on Schedule TO with respect to the Exchange Offer (including the exhibits thereto and any documents incorporated by reference therein, the "Schedule TO").

            (c) The Registration Statement and the Prospectus, the accompanying Letter of Transmittal (as the same may be amended, the "Letter of Transmittal"), the Schedule TO and any other documents, materials or filings relating to the Exchange Offer to be used or made by the Company in connection with the Exchange Offer, including, but not limited to, any materials hereafter incorporated by reference therein, to be distributed to holders of the Old Securities, and in each case as amended or supplemented from time to time, are referred to herein collectively as the "Exchange Offer Material."

            (d) The Company agrees to furnish you, at its own expense, with as many copies as you may reasonably request of the Exchange Offer Material and any amendments or supplements thereto. The Company agrees that, at a reasonable time prior to using or filing any Exchange Offer Material, the Company will furnish to you a reasonable number of copies of such material and will give reasonable consideration to your and your counsel's comments, if any, thereon.

            (e) Prior to and during the period of the Exchange Offer, the Company shall inform you promptly after it receives notice or becomes aware of the happening of any event, or the discovery of any fact, that would require the making of any change in any Exchange Offer Material then being used or would affect the truth or completeness of any representation or warranty contained in this Agreement if such representation or warranty were being made immediately after the happening of such event or the discovery of such fact.

            (f) The Company hereby authorizes you to use the Exchange Offer Material in connection with the Exchange Offer. The Dealer Manager hereby agrees that, without the prior consent of the Company (which consent the Company agrees will not be unreasonably withheld), the Dealer Manager will not hereafter publicly disseminate any written materials to holders of Old Securities for or in connection with the solicitation of tenders of Old Securities pursuant to the Exchange Offer, other than the Exchange Offer Material.

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      4.    Withdrawal. In the event that:

            (a) the Company uses, permits the use of or files with the Commission or any Other Agency (as defined below) the Exchange Offer Material or any amendment or supplement thereto and such document (i) has not been submitted to you previously for your and your counsel's comments or (ii) has been so submitted, and you or your counsel have made comments that have not been reflected in a manner reasonably satisfactory to you and your counsel;

            (b) the Company shall have breached, in any material respect, any of its representations, warranties, agreements or covenants herein;

            (c) the Exchange Offer is terminated or withdrawn for any reason or any stop order, restraining order, injunction or denial of an application for approval has been issued and not thereafter stayed or vacated with respect to, or any proceeding, litigation or investigation has been initiated that is reasonably likely to have a material adverse effect on the Company's ability to carry out the Exchange Offer, the exchange of the Old Securities pursuant thereto or the performance of this Agreement; or

            (d) you shall not have received (i) on the Commencement Date and on the Expiration Date (as defined in the Prospectus), the opinions of counsel described in Sections 9(a) and (c) hereof, (ii) on the Commencement Date and on the Expiration Date, the accountant's "comfort letters" described in Section 9(b) hereof and (iii) on the Expiration Date, certificates of executive officers of the Company as described in Section 9(c) hereof, then you shall be entitled to withdraw as Dealer Manager in connection with the Exchange Offer without any liability or penalty to you or any other Indemnified Person (as defined in Section 11 below) and without loss of any right to indemnification or contribution provided in Section 11 or right to the payment of all fees and expenses payable pursuant to Sections 5 and 6 that have accrued to the date of such withdrawal, which fees and expenses shall be paid promptly after the date of such withdrawal. In the event of any such withdrawal by you as the Dealer Manager, for purposes of determining the fees payable pursuant to
Section 5, the principal amount of Old Securities tendered for exchange (and not subsequently withdrawn) pursuant to the Exchange Offer as of the close of business on the date of such withdrawal that are thereafter acquired by the Company pursuant to the Exchange Offer shall be deemed to have been exchanged as of the date of such withdrawal, and such fees accrued through the date of such withdrawal shall be paid to you promptly after such date.

      5. Fees. As compensation for your services hereunder, the Company agrees to pay to you, upon expiration of the Exchange Offer, a fee of $2.50 for each $1,000 in principal amount of Old Securities exchanged pursuant to the Exchange Offer.

      6. Expenses. In addition to your compensation for your services as Dealer Manager, the Company shall (a) reimburse brokers and dealers (including yourself), commercial banks, trust companies and other nominees for their customary mailing and handling expenses incurred in forwarding the Exchange Offer Material to their customers, (b) pay all fees and expenses relating to the preparation, filing, printing, mailing and publishing of the Exchange Offer Material and any other material prepared in connection with the Exchange Offer, all advertising

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expenses relating to the Exchange Offer, the fees and expenses of the Exchange
Agent, the Information Agent (each as defined in Section 7 below) and the Trustee and all other fees and expenses incurred by the Company or any of its affiliates in connection with the Exchange Offer, (c) pay all expenses incident to the preparation, issuance and delivery of the New Securities, the qualification of the New Securities under state securities or "blue sky" laws in accordance with the provisions of Section 10(g), including the reasonable fees and disbursements of your counsel, (d) pay any fees charged by rating agencies for the rating of the New Securities and the filing fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. made in connection with the offering of the New Securities, (e) pay all costs and expenses incident to listing the Shares on the New York Stock Exchange, (f) reimburse you for all reasonable out-of-pocket expenses incurred by you in connection with your services as Dealer Manger including, but not limited to, the reasonable legal fees and expenses of your legal counsel incurred in connection with the Exchange Offer and the preparation of this Agreement (which fees and expenses will be paid directly to such counsel), (g) pay the document production charges and expenses associated with printing this Agreement and (h) pay all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. All payments to be made pursuant to this Section 6 shall be made promptly after the expiration or termination of the Exchange Offer (or when required pursuant to Section 4). The Company shall perform its obligations as set forth in this Section 6 whether or not any Old Securities are tendered for exchange pursuant to the Exchange Offer.

      7. Securities Lists; Exchange Agent; Information Agent. (a) The Company shall provide you, or cause the Trustee and The Depository Trust Company ("DTC") to provide you, with copies of the records or other lists showing the names and addresses of, and principal amounts of Old Securities held by, the holders of Old Securities as of a recent date and shall, from and after such date, use its best efforts to cause you to be advised from day to day during the pendency of the Exchange Offer of all transfers of Old Securities, such notification consisting of the name and address of the transferor and transferee of any Old Securities and the date of such transfer.

            (b) The Company has appointed and authorizes you to communicate with SunTrust Bank, in its capacity as exchange agent (the "Exchange Agent"), in connection with the Exchange Offer. The Company will instruct the Exchange Agent to advise you at least daily as to such matters relating to the Exchange Offer as you may reasonably request and to furnish you with any written reports concerning any such information as you may reasonably request.

            (c) The Company will arrange for Morrow & Co., Inc. to serve as information agent (the "Information Agent") in connection with the Exchange Offer and, as such, to advise you as to such matters relating to the Exchange Offer as you may reasonably request and to furnish you with any written reports concerning any such information as you may reasonably request.

      8. Representations and Warranties and Certain Agreements. The Company represents and warrants to you, and agrees with you, as follows:

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            (a)   Each of the Company and its subsidiaries has been duly
incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has full power and authority (corporate and other) to own its properties and conduct its business as presently conducted as described in the Prospectus and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place in which the Company or such subsidiary owns or leases property or where the nature of its properties or the conduct of its business otherwise requires such registration or qualification, except to the extent that the failure to be so registered or qualified or to be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and under the Exchange Offer and to consummate the Exchange Offer in accordance with its terms.

            (b) The Exchange Offer and all other actions by the Company contemplated in the Exchange Offer Material and this Agreement have been duly and validly authorized by all necessary corporate action by the Company, and no other corporate proceedings by the Company are necessary to authorize any such actions.

            (c) This Agreement has been duly and validly authorized, executed and delivered by the Company and no other corporate proceedings by the Company are necessary to authorize any such actions; and this Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that rights to indemnification and contribution hereunder may be limited by applicable Federal or state securities laws.

            (d) The New Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Exchange Indenture, will be entitled to the benefits of the Exchange Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (e) The New Securities will be convertible into Shares in accordance with the provisions of the New Securities and the Exchange Indenture. The Shares have been duly authorized and, when issued and delivered upon conversion of the New Securities, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights. As of the Expiration Date, the Shares will have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

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            (f)   As of the effective date of the Registration Statement, the
Exchange Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Exchange Act Indenture has been duly authorized by the Company and no other corporate proceedings by the Company are necessary to authorize such action; and when executed and delivered by the Company, the Exchange Indenture will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (g) A complete and correct copy of the Exchange Offer Material has been furnished to you or will be furnished to you no later than the Commencement Date. The Registration Statement, the Prospectus and the other Exchange Offer Material, as amended and supplemented from time to time, comply or will comply in all material respects with the provisions of the Securities Act, the Exchange Act and the Trust Indenture Act and, in each case, the rules and regulations promulgated by the Commission thereunder.

            (h) Each part of the Registration Statement, when such part becomes or became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and the other Exchange Offer Material (other than the Registration Statement) do not and will not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made with respect to (i) statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Dealer Manager furnished to the Company in writing by the Dealer Manager expressly for use therein (it being understood that the only information so provided by the Dealer Manager expressly for use therein is the name, address and telephone numbers of Morgan Stanley & Co. Incorporated as the Dealer Manager) or (ii) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee. The Company does not have any knowledge of any material fact or information concerning the Company or any of its subsidiaries, or the operations, assets, condition, financial or otherwise, or prospects of the Company or any of its subsidiaries, that under applicable law is required to be disclosed in the Exchange Offer Material that has not been so disclosed in the Exchange Offer Material.

            (i) The Registration Statement has been filed with the Commission and will become effective on or prior to the Expiration Date, and no stop order suspending the effectiveness of the Registration Statement is in effect; and no restraining order, injunction or denial of an application for approval has been issued, and no proceedings, litigation or investigations have been initiated or, to the best of the Company's knowledge, threatened, by or before the Commission or any Other Agency (including any court) of the United States or the State of New York with respect to the commencement or consummation of the Exchange Offer or the execution, delivery or performance of this Agreement, the Exchange Indenture or the New

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Securities, or to which the Company or any of its subsidiaries is a party or subject or to which any of the properties of the Company or any of its subsidiaries is subject, that are required to be disclosed in the Registration Statement or the Prospectus, other than proceedings accurately described in the Registration Statement or the Prospectus.

            (j) The Exchange Offer, the exchange of Old Securities for New Securities pursuant to the Exchange Offer and the execution, delivery and performance of, and the consummation by the Company of the transactions contemplated in, this Agreement comply and will comply in all material respects with all applicable requirements of the Securities Act, the Exchange Act, applicable state securities or "blue sky" laws and other applicable laws, and all applicable rules and regulations of the Commission (including, but not limited to, Sections 10 and 14 of the Exchange Act and Rules 10b-5, 14e-1, 14e-2 and 14e-3 thereunder) or any other Federal or other governmental agency, authority or instrumentality (each, an "Other Agency"). The commencement and consummation by the Company of the Exchange Offer, the execution of the Exchange Indenture by the Company, the issuance of the New Securities and the other transactions by the Company contemplated in the Exchange Offer Material and this Agreement do not and will not require any material consent, authorization, approval, order, exemption or other action of, or filing with or notification to, the Commission or any Other Agency, other than the filing of the Registration Statement, the Schedule TO and a Current Report on Form 8-K.

            (k) The Exchange Offer, the exchange of Old Securities for New Securities pursuant to the Exchange Offer, the Exchange Indenture, the New Securities and all other actions by the Company contemplated in the Exchange Offer Material, and the execution, delivery and performance of, and the consummation by the Company of the transactions contemplated in, this Agreement, do not and will not (i) contravene any applicable law, rule or regulation or any provision of the certificate of incorporation, by-laws or other organizational documents of the Company or any of its subsidiaries, (ii) conflict with or violate any order, judgment or decree applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound, or (iii) result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or assets of the Company or any of its subsidiaries pursuant to, any loan or credit agreement, indenture, mortgage, note or other agreement or instrument to which the Company or any of its subsidiaries or affiliates is a party or by which any of them or their properties or assets is bound.

            (l) Any document filed with the Commission and incorporated by reference in the Exchange Offer Material, or from which information is so incorporated by reference, subsequent to the date of this Agreement and prior to or on the Expiration Date, when so filed or becoming effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations thereunder.

            (m) The Company is not, nor will be as a result of the consummation of the Exchange Offer, required to register as an "investment company," as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations

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promulgated by the Commission thereunder, or controlled by an entity required to be registered under the 1940 Act as an "investment company."

            (n) KPMG LLP, who have certified or shall certify the financial statements of the Company included, to be included or incorporated by reference in the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act and the Exchange Act and, based solely on representations made by KPMG LLP, is, to the Company's knowledge, a registered public accounting firm as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002.

            (o) The financial statements of the Company and its subsidiaries and the related notes and schedules included or incorporated by reference in the Prospectus fairly present and will fairly present the financial condition of the Company and its subsidiaries on a consolidated basis as of the dates indicated and the results of operations and cash flows of the Company and its subsidiaries on a consolidated basis for the periods therein specified, in each case in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise expressly stated therein) and in compliance as to form with the applicable accounting requirements of the Commission's Regulation S-X.

            (p) The Company has outstanding capitalization as set forth in the Prospectus (except for subsequent issuances, if any, of Common Stock pursuant to employee benefit plans or agreements or pursuant to the exercise of options or convertible securities); and except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for shares of capital stock of or other ownership interests in the Company are outstanding.

            (q) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

            (r) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Prospectus or the Schedule TO and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Prospectus or the Schedule TO or to be filed as exhibits to the Registration Statement or the Schedule TO that are not described or filed as required.

            (s) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or

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approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (t) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (u) The Company is in compliance with all United States laws, rules and regulations, and, specifically, has not directly or indirectly used any proceeds of any debt or equity offerings, and has not permitted any person or entity to which the Company made such proceeds available to use them, to finance the activities of any person or entity that is subject to sanctions under, or otherwise in a manner that places the Company, any affiliate thereof or any director, officer, employee or agent of any of the foregoing in violation of, any law, regulation, order or license, relating to any program administered by the Office of Foreign Assets Control ("OFAC") of the United States Department of the Treasury, including, without limitation, any program the regulations of which are codified in Chapter 5 of Subtitle B of Title 31 of the Code of Federal Regulations.

            (v) There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith which would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (w) The Company will accept Old Securities in exchange for New Securities in accordance with the terms and subject to the conditions of the Exchange Offer.

            (x) On or prior to the Commencement Date, the Company will have made appropriate arrangements, to the extent applicable, with DTC to allow for the book-entry movement of the Old Securities tendered for exchange between depository participants and the Exchange Agent.

            (y) There are no stamp or other issuance or transfer taxes or duties or similar fees or charges required to be paid in connection with the execution and delivery of this Agreement, the issuance and sale by the Company of the New Securities, the issuance of the Shares upon the conversion of New Securities or the consummation of the Exchange Offer and the other actions contemplated by the Exchange Offer Material.

            (z) Each of the representations and warranties set forth in this Agreement will be true and correct on and as of the Commencement Date, as of the date of any publication, filing and/or distribution of the Exchange Offer Material and on and as of the Expiration Date.

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            It is inappropriate for any person other than you to assume the accuracy of any representation, warranty or agreement of the Company contained in this Agreement. This Agreement is not intended as a document for other persons to obtain factual information about the Company or the transactions contemplated by this Agreement. The representations, warranties and agreements of the Company contained herein may reflect the parties' negotiated risk allocation with regard to the transactions contemplated by this Agreement and therefore may not necessarily accurately reflect in all respects the Company's current state of affairs. Such representations, warranties and agreements also may be qualified by materiality standards that differ from those that may apply for securities law purposes. Other persons should rely instead solely on the Exchange Offer Materials (including the information incorporated by reference therein) for information about the Company and the transactions contemplated by this Agreement.

      9. Opinions of Counsel; Officers Certificates. (a) On each of the Commencement Date and the Expiration Date, the Company will deliver to you an opinion of Troutman Sanders LLP, counsel to the Company, substantially in the form set forth in Exhibit A attached hereto.

            (b) On the Commencement Date the Company will deliver to you a draft letter, and on the Expiration Date the Company will deliver to you a signed letter dated the Expiration Date, in each case in form and substance satisfactory to you and your counsel, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

            (c) On the Expiration Date, the Company will deliver to you certificates of executive officers of the Company, dated as of such date, to the effect that all the representations and warranties of the Company contained herein are true and correct as though expressly made at such time and that the Company has performed in all material respects all obligations hereunder theretofore required to be performed.

            (d) On each of the Commencement Date and the Expiration Date, the Dealer Manager shall have received an opinion of Alston & Bird LLP, counsel to the Dealer Manager, substantially in the form set forth in Exhibit B attached hereto.

      10.   Covenants. The Company agrees:

            (a) to advise you promptly of (i) the occurrence of any event that could cause the Company to withdraw or terminate the Exchange Offer and (ii) any proposal or requirement to amend or supplement any Exchange Offer Material;

            (b) to notify you, promptly after the Company receives notice thereof (and, if in writing, to furnish you a copy thereof), (i) of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective, or any amendment or supplement to the Prospectus or any amended or additional Exchange Offer Material shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Exchange Offer,
(iii) of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus or any other Exchange Offer Material, (iv) of the suspension of the

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qualification of the New Securities for offering or sale in connection with the
Exchange Offer in any jurisdiction, (v) of any request by the Commission to amend or supplement the Registration Statement, the Prospectus or any other Exchange Offer Material or for additional information or (vi) of the institution or threatening of any proceedings for any such purpose to which the Company has notice or of any litigation or other administrative proceeding with respect to the Exchange Offer;

            (c) to provide to you promptly any other information relating to the Exchange Offer that you may from time to time reasonably request, and to advise you promptly if any information previously provided becomes inaccurate in any material respect or is required to be updated;

            (d) to comply in all material respects with the provisions of the Securities Act, the Exchange Act and the Trust Indenture Act and, in each case, the rules and regulations promulgated by the Commission thereunder, in connection with the Exchange Offer Material, the Exchange Offer and the transactions contemplated hereby and thereby;

            (e) if, during such period after the Commencement Date as, in the opinion of counsel for the Dealer Manager, the Prospectus is required by law to be delivered in connection with exchanges of the Old Securities for New Securities, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a holder of Old Securities, not misleading, or if, in the opinion of counsel for the Dealer Manager, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Dealer Manager and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a holder of Old Securities, be misleading or so that the Prospectus, as amended or supplemented, will comply with law;

            (f) to use all commercially reasonable efforts to cause the Registration Statement and any post-effective amendments to the Registration Statement to promptly become effective; and the Company will prepare and file, as required, any and all necessary amendments and supplements to any of the Exchange Offer Material and, if required by the Securities Act or the Exchange Act, will use all commercially reasonable efforts to cause such Exchange Offer Material to promptly become effective;

            (g) to endeavor to qualify the New Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as you shall reasonably request; and

            (h) during the period beginning on the Commencement Date and continuing to and including the Expiration Date, not to offer, sell, contract to sell or otherwise dispose of any equity securities of the Company (except for issuances, if any, of Common Stock pursuant to employee benefit plans or agreements or pursuant to the exercise of options or convertible securities) or any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the New Securities (other than commercial paper issued in the ordinary course of business), without the prior written consent of Morgan Stanley & Co. Incorporated.

      11.   Indemnification and Contribution; Settlement of Litigation; Release.
(a) The Company hereby agrees to indemnify, defend and hold harmless the Dealer Manager, its affiliates, within the meaning of Rule 405 under the Securities Act, and their respective officers, directors, employees and agents and each person, if any, who is controlled by or controls the Dealer Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an Indemnified Person") from and against any losses, claims, damages, liabilities and expenses whatsoever (each a "Loss" and collectively the "Losses"), and will reimburse each Indemnified Person for all expenses reasonably incurred (including fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any Loss, action, claim, suit, investigation or proceeding (whether or not pending or threatened and whether or not any Indemnified Person (as defined below) is a party), in each case related to, arising out of or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Dealer Manager furnished to the Company in writing by the Dealer Manager expressly for use therein (it being understood that the only information so provided by the Dealer Manager expressly for use therein is the name, address and telephone numbers of Morgan Stanley & Co. Incorporated as the Dealer Manager), (ii) the Exchange Offer, (iii) the exchange of Old Securities for New Securities pursuant to the Exchange Offer, (iv) all other actions contemplated in the Exchange Offer Material with respect to the Exchange Offer, (v) any breach by the Company of any representation or warranty or failure to comply with any of the covenants and the agreements contained herein, (vi) any advice or services rendered or to be rendered by the Dealer Manager pursuant to or in connection with this Agreement or (vii) any withdrawal or termination by the Company of, or failure by the Company to commence or consummate, the Exchange Offer; provided, however, in the case of clauses (vi) and (vii), the Company shall not be required so to indemnify the Dealer Manager for any Losses (or expenses relating thereto) to the extent that such Losses (or expenses relating thereto) are finally judicially determined by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of the Dealer Manager. No Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any other person for any act or omission on the part of any broker or dealer in securities or any commercial bank, trust company or other nominee and that no Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any other person for any Losses arising from or in connection with any act or omission of the Dealer Manager in performing its obligations hereunder or otherwise in connection with the Exchange Offer, the purchase of Old Securities pursuant to the Exchange Offer or any other action contemplated in the Exchange Offer Material, except to the extent that any such Losses are finally judicially determined by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of the Dealer Manager.

            (b) In case any proceeding (including any governmental investigation) shall be instituted involving any Indemnified Person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this
Section 11, such Indemnified Person shall notify the Company in writing promptly after any written assertion of such claim threatening to institute an action or proceeding with respect thereto and shall notify the Company promptly of any action commenced against such Indemnified Person within a reasonable time after such Indemnified Person shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Failure so to notify the Company shall not, however, relieve the Company from any liability which it may have on account of the indemnity under this Section 11 if it has not been prejudiced in any material respect by such failure. Upon request of the Indemnified Person, the Company shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Company shall not, in respect of the legal expenses of any Indemnified Person in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Persons and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested the Company to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

            (c)   To the extent the indemnification provided for in paragraph
(a) or (b) of this Section 11 is unavailable to an Indemnified Person or insufficient in respect of any Losses (and expenses relating thereto) referred to therein, then the Company, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses (and expenses relating thereto) (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and to the Dealer Manager, on the other hand, of the Exchange Offer or (ii) if the allocation provided by the preceding clause (i) is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of the Company, on the one hand, and of the Dealer Manger, on the other hand, in connection with any matter that has resulted in such Losses, as well as any other relevant equitable considerations; provided, however, in no event shall your aggregate portion of the amount paid or payable exceed the aggregate amount of fees actually received by you under this Agreement. For the purposes of this Section 11, the relative benefits to the Company, on the one hand, and to the Dealer Manager, on the other hand, of the Exchange Offer shall be deemed to be in the same proportion as the aggregate principal amount of the New Securities authorized for issuance pursuant to the Exchange Offer, whether or not the Exchange Offer is consummated, bears to the aggregate fees paid or to be paid to the Dealer Manager under this Agreement. The relative fault of the Company, on the one hand, and of the Dealer Manager, on the other hand, (x) in the case of any untrue statement of a material fact or omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether the untrue statement or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Dealer Manager, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (y) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or its affiliates or by the Dealer Manager, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission.

            (d) The Company and the Dealer Manager agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (c) above. The amount paid or payable by an Indemnified Person as a result of the Losses referred to in this Section 11 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Agreement, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) The remedies provided for in this Agreement are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity. The reimbursement, indemnity and contribution obligations of the Company provided for in this Agreement shall be in addition to any liability which the Company may otherwise have.

      12. Full Force and Effect. The provisions of Sections 8, 11, 13, 19, 20 and 25 hereof shall apply to the Exchange Offer Material and any modification thereof and shall remain operative and in full force and effect regardless of
(i) any failure to commence, or the
withdrawal, termination, expiration or consummation of, the Exchange Offer or the termination or assignment of this Agreement, (ii) any investigation made by or on behalf of any Indemnified Person, (iii) any withdrawal by you pursuant to
Section 4 or otherwise and (iv) the completion of your services hereunder.

      13. Confidentiality. Any advice or opinions provided by you will not be disclosed or referred to publicly or to any third party (other than to attorneys and accountants of the Company who agree to keep such advice or opinions confidential) except in accordance with your prior written consent or as may be required by applicable laws. The Company agrees that any reference to you in the Exchange Offer Material, or in any other release or communication relating to the Exchange Offer, is subject to your prior written approval.

      14. Trading Activities. The Company acknowledges that you are a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services. In the ordinary course of your trading and brokerage activities, any of you or your affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for your or its own account or the accounts of customers, in debt or equity securities of the Company or any other company that may be involved in the Exchange Offer.

      15.   Termination. This Agreement may be terminated upon the earlier of
(a) the expiration, withdrawal or termination of the Exchange Offer, (b) the date of the Dealer Manager's withdrawal pursuant to Section 4 of this Agreement or (c) the time and date at which this Agreement is terminated by the mutual consent of the parties hereto. Notwithstanding the termination of the Agreement pursuant to this Section 15, the right to compensation and reimbursement pursuant to the provisions of Sections 5 and 6 of this Agreement, accrued prior to the date of such termination, and the indemnity and the other provisions set forth in Sections 11 and 12 hereof will remain operative.

      16. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the agreements contained herein is not affected in any manner adverse to any party.

      17. Counterparts. This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      18. Binding Effect. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon any successors, assigns, heirs and personal representatives of the Company, you and the other Indemnified Persons, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy.

      19. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

      20. CONSENT TO JURISDICTION. THE COMPANY HEREBY (A) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY WITH RESPECT TO ANY ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, (B) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH ACTIONS OR PROCEEDINGS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT,
(C) WAIVES THE DEFENSE OF AN INCONVENIENT FORUM AND (D) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

      21. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

      22. Amendment. This Agreement may not be amended or waived except in writing signed by each party to be bound thereby.

      23. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy, as follows:

            (a)   If to you:

                  Morgan Stanley & Co. Incorporated
                  1585 Broadway
                  New York, New York  10036
                  Telecopy No.:  (212) 761-0366
                  Attention:  Kevin Lockhart

                  with a copy to:

                  Alston & Bird LLP
                  1201 West Peachtree Street
                  Atlanta, Georgia  30309-3424
                  Telecopy No.: (404) 881-7777
                  Attention: M. Hill Jeffries

            (b)   If to the Company:

                  AGCO Corporation
                  4205 River Green Parkway
                  Duluth, Georgia  30096
                  Telecopy No.: (770) 813-6591

                  Attention:  Stephen D. Lupton

                  with a copy to:

                  Troutman Sanders LLP
                  600 Peachtree Street
                  Suite 5200
                  Atlanta, Georgia  30308-2216
                  Telecopy No.: (404) 962-6743
                  Attention:  W. Brinkley Dickerson, Jr.

or, in each case, at such other address as may be specified in writing to the other parties hereto.

            All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery, on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy, on the next day following the day on which such telecopy was sent, provided that a copy is also sent by certified or registered mail.

      24. Subheadings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      25. WAIVER OF JURY TRIAL. YOU, ON THE ONE HAND, AND THE COMPANY (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY LAW, ON BEHALF OF ITS STOCKHOLDERS), ON THE OTHER HAND, WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT OR PROCEEDING WITH RESPECT TO YOUR ENGAGEMENT AS DEALER MANAGER OR YOUR ROLE IN CONNECTION HEREWITH.

                     [Rest of Page Intentionally Left Blank]

            Please indicate your willingness to act as Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

                                Very truly yours,

                                AGCO CORPORATION

                                By:     /s/ Andrew H. Beck
                                    ---------------------------------
                                    Name:
                                    Title:

Accepted and agreed as of the
date first above written:

MORGAN STANLEY & CO. INCORPORATED

By:               /s/ Arthur M. Rubin
    --------------------------------------------------------
    Name: Arthur M. Rubin
    Title: Executive Director

                                                                       Exhibit A

                                 FORM OF OPINION

            (a) Each of the Company and its subsidiaries that are incorporated under the laws of Delaware and the United Kingdom (the "Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own its property and conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in the State of Georgia [and ____________]. [SUBSIDIARY OPINIONS IN EXPIRATION DATE OPINION ONLY.]

            (b) The Company has all necessary corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder and under the Exchange Offer and to consummate the Exchange Offer in accordance with its terms.

            (c) The Exchange Offer and all other actions by the Company contemplated in the Exchange Offer Material and the Agreement have been duly and validly authorized by all necessary corporate action by the Company, and no other corporate proceedings by the Company are necessary to authorize any such actions.

            (d) The Agreement has been duly and validly authorized, executed and delivered by the Company, and no other corporate proceedings by the Company are necessary to authorize any such actions.

            (e) The New Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Exchange Indenture, will be entitled to the benefits of the Exchange Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally and may be subject to general principles of equity (regardless of whether such enforceability is considered in equity or at law).

            (f) The New Securities will be convertible into Shares in accordance with the provisions of the New Securities and the Exchange Indenture. The Shares have been duly authorized and, when issued and delivered upon conversion of the New Securities, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights of any person arising under the certificate of incorporation or bylaws of the Company or the Delaware General Corporation Law or, to the knowledge of such counsel, any similar rights in effect as of the date hereof. The Shares have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

            (g) The Exchange Indenture has been duly qualified under the Trust Indenture Act [EXPIRATION DATE OPINION ONLY] and has been duly authorized, executed and delivered by the Company and no other corporate proceedings by the Company are necessary to authorize any such actions; and the Exchange Indenture is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally and may be subject to general principles of equity (regardless of whether such enforceability is considered in equity or at law). [FUTURE TENSE IN COMMENCEMENT DATE OPINION.]

            (h) The commencement and consummation by the Company of the Exchange Offer, the execution of the Exchange Indenture by the Company, the issuance of the New Securities and the other transactions by the Company contemplated in the Exchange Offer Material and the Agreement do not and will not require any material consent, authorization, approval, order, exemption or other action of, or filing with or notification to, the Commission or any Other Agency, other than the filing of the Registration Statement, the Schedule TO and a Current Report on Form 8-K.

            (i) The Exchange Offer, the exchange of Old Securities for New Securities pursuant to the Exchange Offer, the Exchange Indenture, the New Securities and the other actions by the Company contemplated in the Exchange Offer Material, and the execution, delivery and performance of, and the consummation by the Company of the transactions contemplated in, the Agreement, do not and will not (i) contravene any applicable law, rule or regulation or any provision of the certificate of incorporation, by-laws or other organizational documents of the Company or any of the Subsidiaries, (ii) to the knowledge of such counsel, conflict with or violate any order, judgment or decree applicable to the Company or any of the Subsidiaries or by which any property or asset of the Company or any of the Subsidiaries is bound, or (iii) to the knowledge of such counsel, result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or assets of the Company or any of the Subsidiaries pursuant to, any loan or credit agreement, indenture, mortgage, note or other agreement or instrument to which the Company or any of the Subsidiaries or affiliates is a party or by which any of them or their properties or assets is bound that is listed as an exhibit to the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2004, or to a subsequent Exchange Act report by the Company that has been filed with the Commission. [OPINIONS REGARDING SUBSIDIARIES IN EXPIRATION DATE OPINION ONLY.]

            (j) The Company is not, nor will be as a result of the consummation of the Exchange Offer, required to register as an "investment company," as such term is defined in the 1940 Act, and the rules and regulations promulgated by the Commission thereunder, or controlled by an entity required to be registered under the 1940 Act as an "investment company."

            (k) The Registration Statement has become effective on or prior to the Expiration Date [EXPIRATION DATE OPINION ONLY] and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement is in effect.

            (l) To the knowledge of such counsel, no restraining order, injunction or denial of an application for approval has been issued, and no proceedings, litigation or investigations have been initiated or threatened, by or before the Commission or any Other Agency (including any court) of the United States or the State of New York with respect to the commencement or consummation of the Exchange Offer or the execution, delivery or performance of the Agreement, the Exchange Indenture or the New Securities, or to which the Company or any of the Subsidiaries is a party or subject or to which any of the properties of the Company or any of the Subsidiaries is subject, that are required to be disclosed in the Registration Statement or the Prospectus, other than proceedings accurately described in the Registration Statement or the Prospectus.

            (m) The statements relating to the legal matters, documents or proceedings, included in (A) the Prospectus under the captions "Description of the New Securities" and "Description of Capital Stock" and (B) the Registration Statement in Item 20, insofar as such statements constitute summaries of the legal documents or matters referred to therein, fairly summarize in all material respects such matters, documents or proceedings.

            (n) The statements in the Prospectus under the heading "United States Federal Tax Considerations," insofar as such statements constitute statements or summaries of matters of United States federal tax consequences to certain holders of Old Securities, provide a fair and accurate summary of such consequences under current law in all material respects.

            (o) To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened to which the Company or any of the Subsidiaries is a party or to which any of the properties of the Company or any of the Subsidiaries is subject that are required to be described in the Registration Statement, the Prospectus or the Schedule TO and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Prospectus or the Schedule TO or to be filed as exhibits to the Registration Statement or the Schedule TO that are not described or filed as required.

            Such counsel shall also advise the Dealer Manager that nothing has come to the attention of such counsel that causes such counsel to believe that
(A) the Registration Statement, the Prospectus or the other Exchange Offer Material (including the documents incorporated by reference therein but excluding the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) do not comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, (B) the Registration Statement (including the documents incorporated by reference therein but excluding the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) the Prospectus or other Exchange Offer Material (including the documents incorporated by reference therein but excluding the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       Exhibit B

                                 FORM OF OPINION

            The New Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Exchange Indenture, will be entitled to the benefits of the Exchange Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally and may be subject to general principles of equity (regardless of whether such enforceability is considered in equity or at law).

            Such counsel shall also advise the Dealer Manager that nothing has come to the attention of such counsel that causes such counsel to believe that
(A) the Registration Statement, the Prospectus or the other Exchange Offer Material (including the documents incorporated by reference therein but excluding the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) do not comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, (B) the Registration Statement (including the documents incorporated by reference therein but excluding the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) the Prospectus or the other Exchange Offer Material (including the documents incorporated by reference therein but excluding the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                      B-5